Filed Under Rule 433, Registration Statement No. 333-156929
Term Sheet Number 362 Dated June 20, 2011
(To: Prospectus Dated January 23, 2009 , as supplemented by Prospectus Supplement Dated January 23, 2009)

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TCL4	100.000%	2.150%	Fixed	4.500%	SEMI-ANNUAL	06/15/2024	12/15/2011	$20.63	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

CUSIP Number	Selling Price	Gross Concession	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	FDIC Guaranteed	Product Ranking
36966TCM2	100.000%	3.000%	Fixed	5.250%	SEMI-ANNUAL	06/15/2034	12/15/2011	$24.06	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable

Investing in these notes involves risks (See "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission).

General Electric Capital Corporation
Offering Dates: Monday, June 20, 2011 through Monday, June 27, 2011
Trade Date: Monday, June 27, 2011 @12:00 PM ET
Settlement Date: Thursday, June 30, 2011
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: Banc of America Securities LLC, Incapital, LLC, Charles Schwab & Co., Inc, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, UBS Securities LLC, Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web

* GE CAPITAL is the registered trademark of the General Electric Company.

InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
General Electric Capital Corporation GE Capital* InterNotes® Prospectus Supplement Dated January 23, 2009 to Prospectus Dated January 23, 2009